SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 9, 2017

               FIELDPOINT PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	001-32624	84-0811034
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

609 Castle Ridge Road #335, Austin TX  78746

 (Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:  (512) 250-8692

_________________________________________
(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective January 9, 2017, FieldPoint Petroleum Corporation, a Colorado corporation (the “Company”) entered into an Amendment No. 1 to Stock and Mineral Lease Purchase Agreement (“Amendment No. 1”) with HFT Enterprises, LLC, a Nevada limited liability company (“HFT”).   A copy of Amendment No. 1 is filed herewith as Exhibit 10.1.

Amendment No. 1 extends the date that the second tranche of shares must be purchased by from December 31, 2016 to January 15, 2017.  In addition, Amendment No. 1 extends the deadline for HFT to exercise its right to purchase an undivided 100% working interest in the Company’s Elkhorn and JC Kinney leases in the Big Muddy Oil Field in Converse County, Wyoming from December 31, 2016 to April 1, 2017.  In addition, the Amendment No. 1 gives HFT the right to purchase, on or before April 1, 2017, an undivided 100% working interest in the Company’s mineral lease covering the Sulimar Field in Chaves County, New Mexico for a purchase price to be determined.

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by FieldPoint Petroleum Corporation, a Colorado corporation (the "Company"):

1.

a.

Effective January 15, 2017, the Company sold an aggregate of 884,564 shares of its Common Stock (“Shares”) for an aggregate purchase price of $398,054.  The Shares were sold under the terms of a Stock and Mineral Interest Purchase Agreement dated August 12, 2016, as amended on January 9, 2017 as more fully described in Item 1.01 above.

b.

The Shares were sold to three (3) investors each of whom qualified as an “accredited investor” within the meaning of Rule 501(a) of Regulation D.  The Shares are “restricted securities” under the Securities Act of 1933, as amended and the stock certificates evidencing same shall bear the Company’s customary restrictive legend.

c.

A sales commission of 5% of the gross proceeds of the sale will be paid to Euro Pacific Capital Inc.

d.

The sale of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Rule 506 of Regulation D thereunder.  In addition, the Securities, which were taken for investment purposes and not for resale, were subject to restrictions on transfer.  We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided the investor with disclosure of all aspects of our business, including providing the investor with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information.  Based on our investigation, we believed that each accredited investor obtained all information regarding the Company that was requested, received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.

e.

See paragraph 1(a) above

f.

The net proceeds from the sale of Securities will be used for working capital.

ITEM 9.01:

FINANCIAL STATEMENTS AND EXHIBITS

Item	Title

10.1	Amendment No. 1 to Stock and Mineral Lease Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDPOINT PETROLEUM CORPORATION
Date: January 18, 2017	By: /s/ Phillip Roberson Phillip Roberson, President and CFO